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                                                                    Exhibit 23.2

                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation of our report on Oxy Vinyls, LP included in this Form 10-K, into The Geon Company's previously filed Registration Statement File Nos. 33-92398, 33-80262, 33-62112, 33-65520, 33-65518, 33-80522, 333-81027, and 333-81025.

/s/ Arthur Andersen LLP
Dallas, Texas
March 24, 2000